As filed with the Securities and Exchange Commission on September 14, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

H&R BLOCK, INC.
 (Exact name of registrant as specified in its charter)

Missouri (State of Incorporation)	44-0607856 (I.R.S. Employer Identification No.)

One H&R Block Way
KANSAS CITY, MISSOURI 64105
 (Address of Principal Executive Offices)

2008 DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS

and

2003 LONG-TERM EXECUTIVE COMPENSATION PLAN

 (Full Title of Plan)
Scott W. Andreasen, Esq.
Vice President and Corporate Secretary
H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
816-854-3000
(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ X ]                                                                                                             Accelerated filer [  ]

Non-accelerated filer [  ]  (Do not check if a smaller reporting company)                                                                                                                       Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value, for the 2008 Deferred Stock Unit Plan for Outside Directors	600,000	$16.44	$9,864,000	$1,130.42
Common Stock, without par value, for the 2003 Long-Term Executive Compensation Plan	14,000,000	$16.44	$230,160,000	$26,376.34

(1)
This Registration Statement covers 600,000 additional shares of common stock, no par value, of H&R Block, Inc., a Missouri corporation (the “Registrant” or the “Corporation”), available for issuance pursuant to awards under the Corporation’s 2008 Deferred Stock Unit Plan for Outside Directors (the “2008 Plan”), and 14,000,000 additional shares of common stock, no par value, of the Corporation, available for issuance pursuant to awards under the Corporation’s 2003 Long-Term Executive Compensation Plan (the “2003 Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to any anti-dilution provision of the 2003 Plan or 2008 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the 2008 Plan and the 2003 Plan. A Registration Statement on Form S-8 has been filed previously on July 31, 2009 (File No. 333-160957) covering 300,000 shares of Common Stock reserved for issuance pursuant to awards under the 2008 Plan. A Registration Statement on Form S-8 has been filed previously on July 1, 2003 (File No. 333-106710) covering 5,000,000 shares of Common Stock reserved for issuance pursuant to awards under the 2003 Plan. The shares of Common Stock available under the 2003 Plan were increased from 5,000,000 to 10,000,000 upon a 2-for-1 stock split effected on August 22, 2005.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.  The maximum offering price per share is based on the average of the high and low prices of the Registrant’s Common Stock reported on the New York Stock Exchange on September 11, 2012.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 (File Nos. 333-160957 and 333-106710) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plans. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 14,600,000 shares of Common Stock, no par value, of H&R Block, Inc. Of these additional registered shares of Common Stock, 600,000 shares may be awarded under the 2008 Plan pursuant to an amendment of such plan authorized by the stockholders of the Registrant on September 14, 2011, and 14,000,000 shares may be awarded under the 2003 Plan pursuant to amendments of such plan authorized by the stockholders of the Registrant on September 24, 2009 and September 30, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2009 (File No. 333-160957) and on July 1, 2003 (File No. 333-106710), by H&R Block, Inc., a Missouri corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012, filed with the Commission on June 26, 2012.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2012, filed with the Commission on September 5, 2012.

3.
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since June 26, 2012, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference.

4.
The description of the Company’s Common Stock, without par value, contained in the Company’s Registration Statement on Form 8-C dated August 6, 1969, the description of the registrant’s Common Stock contained in the prospectus which is a part of the registrant’s Registration Statement on Form S-14 (File No. 2-66751) effective April 7, 1980, and including any further amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement in a subsequently filed document that is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.  Exhibits.

4.1
Amended and Restated Articles of Incorporation of H&R Block, Inc., as amended and restated as of September 30, 2010, filed as Exhibit 3.1 to the Company’s annual report on Form 10-K for the year ended April 30, 2011 (File No. 001-06089), is incorporated by reference herein as Exhibit 4.1.

4.2
Amended and Restated Bylaws of H&R Block, Inc., as amended through September 14, 2012, filed as Exhibit 3.1 to the Company’s current report on Form 8-K dated September 13, 2012, is incorporated by reference herein as Exhibit 4.2.

4.3
2008 Deferred Stock Unit Plan for Outside Directors, filed as Exhibit 10.27 to the Company’s annual report on Form 10-K for the year ended April 30, 2012 (File No. 001-06089), is incorporated by reference herein as Exhibit 4.3.

4.4
2003 Long-Term Executive Compensation Plan, filed as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended October 31, 2010 (File No. 001-06089), is incorporated by reference herein as Exhibit 4.4.

4.5
First Amendment to the 2003 Long-Term Executive Compensation Plan, effective May 10, 2012, filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed May 11, 2012 (File No. 001-06089), is incorporated herein by reference as Exhibit 4.5.

5.1           Opinion of Husch Blackwell LLP, counsel to the Company, including consent.

23.1          Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on September 13, 2012.

H&R BLOCK, INC.

By:       /s/ William C. Cobb
William C. Cobb
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Cobb and Gregory J. Macfarlane, or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ William C. Cobb William C. Cobb	President, Chief Executive Officer, and Director (principal executive officer)	September 13, 2012
/s/ Gregory J. Macfarlane Gregory J. Macfarlane	Chief Financial Officer (principal financial officer)	September 13, 2012
/s/ Jeffrey T. Brown Jeffrey T. Brown	Chief Accounting and Risk Officer (principal accounting officer)	September 13, 2012
/s/ Robert A. Gerard Robert A. Gerard	Director, Chairman of the Board	September 13, 2012
/s/ Paul J. Brown Paul J. Brown	Director	September 13, 2012
/s/ Marvin R. Ellison Marvin R. Ellison	Director	September 13, 2012
/s/ David B. Lewis David B. Lewis	Director	September 13, 2012
/s/ Victoria J. Reich Victoria J. Reich	Director	September 13, 2012
/s/ Bruce C. Rohde Bruce C. Rohde	Director	September 13, 2012
/s/ Tom D. Seip Tom D. Seip	Director	September 13, 2012
/s/ Christianna Wood Christianna Wood	Director	September 13, 2012
/s/ James F. Wright James F. Wright	Director	September 13, 2012